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                                                             EXHIBIT 23.E1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent accountants, we hereby consent to the use of our report dated October 1, 1996 for the Businesses of Newport News included in the Newport News Information Statement attached to this Registration Statement as Appendix D; and to all references to our firm included in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Washington, D.C.

October 18, 1996